                                                                     Exhibit 21
                                 SUBSIDIARIES

                                                               JURISDICTION OF
NAME                                                            INCORPORATION
----------------------------------                             ---------------
-Serologicals, Inc.                                               Georgia
  =Allegheny Biologicals, Inc.                                    Pennsylvania
  =Am Rho Laboratories, Inc.                                      Delaware
  =Bioscot, Ltd.                                                  Scotland
  =Serologicals Investment Company                                Delaware
  =Serologicals Royalty Company                                   Delaware

-Serologicals Licensing Company                                   Delaware

-Seramune, Inc.                                                   Delaware
  =Acadiana Plasma Center, Inc.                                   Delaware
  =Bay Plasma, Inc.                                               Delaware
  =Bloomington Plasma, Inc.                                       Nevada
  =Canton Plasma, Inc.                                            Delaware
  =Carolina BioCenter, Inc.                                       Delaware
  =Colorado Plasma Company                                        Delaware
  =Desert Plasma, Inc.                                            Delaware
  =Eugene Plasma Corporation                                      Delaware
  =Flint Plasma Co.                                               Delaware
  =Illinois Plasma Systems, Inc.                                  Delaware
  =Lynchburg Plasma Company, Inc.                                 Delaware
  =Marion Plasma Company, Inc.                                    Delaware
  =Nations Biologics, Inc.                                        Louisiana
     d/b/a Cal Plasma Center
     d/b/a South Alameda Plasma Center
     d/b/a Melrose Plasma Center
     d/b/a Milwaukee Plasma Center
     d/b/a Gretna Plasma Center
      *Alameda Plasma Center, Inc.                                Texas
      *MBW Enterprises, Inc.                                      Arizona
        +American Biologicals, Inc.                               Oklahoma
        +National Biologicals, Inc.                               Oklahoma
  =Normandale Plasma Co., Inc.                                    Delaware
  =Reno Plasma, Inc.                                              Delaware
  =Roanoke Plasma Company                                         Delaware
  =Rocky Mountain Plasma, Inc.                                    Delaware
  =SeroNat Plasma, Inc.                                           Delaware
     d/b/a Decatur Plasma Center
     d/b/a Lake Forest Plasma Center
     d/b/a Southwest Plasma Center
     d/b/a Riverfront Plasma Center
     d/b/a Green Street Plasma Center

                                                                    Exhibit 21
                           SUBSIDIARIES (Continued)

                                                               JURISDICTION OF
NAME                                                            INCORPORATION
----------------------------------                             ---------------
     d/b/a Lake Charles Plasma Center
     d/b/a Tuscaloosa Plasma Center
  =Siouxland Plasma, Inc.                                         Delaware
  =Southern Plasma Corp.                                          Delaware
  =Southeastern Biologics, Inc.                                   Louisiana
  =University Plasma Centers, Incorporated.                       Louisiana
  =Twin Cities Plasma Center, Inc.                                Iowa
  =Plasma Management, Inc.                                        Louisiana
  =Austin Plasma, Inc.                                            Texas
  =Northeast Plasma, Inc.                                         Louisiana
  =Cenla Plasma, Inc.                                             Louisiana
  =Concho Biologics, Inc.                                         Delaware

-Serologicals Barbados, Inc. (Foreign Sales Corporation)          Barbados

-Serologicals Finance Company                                     Delaware

----------------------------------
  -Sub of Serologicals Corporation
    =Sub of Sub
     *Sub of Sub of Sub
      +Sub of Sub of Sub of Sub
----------------------------------